CONFIDENTIAL	EXECUTION VERSION November 6, 2017

Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Double asterisks denote omissions.

AMENDMENT #2 TO LICENSE AGREEMENT
This Amendment #2 to License Agreement (the “Second Amendment”) is entered into and made effective as of November 6, 2017 (the “Second Amendment Effective Date”) and amends that certain License Agreement dated December 6, 2014 (as previously amended by the First Amendment dated June 9, 2016, the “License Agreement”), by and between Pfizer Inc., a corporation organized and existing under the laws of the State of Delaware with offices at 235 East 42nd Street, New York, New York 10017 (“Pfizer”) and Spark Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware with offices at 3737 Market Street, Suite 1300, Philadelphia, Pennsylvania 19104 (“Spark”). Pfizer and Spark are referred to herein individually as a “Party” and collectively as the “Parties”.
WHEREAS, the Parties wish to amend the License Agreement to modify the rights, roles and responsibilities of the Parties under the License Agreement;
NOW THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Party, the Parties hereby agree as follows.
1.Terms. Capitalized terms used in this Second Amendment (and in the License Agreement, as amended hereby) and not defined herein shall have the respective meanings given to such terms in the License Agreement.
1.1    “Companion Diagnostic Assay” means any in vitro, in vivo or cell based assay that is intended to (i) qualitatively or quantitatively measure neutralizing antibodies to any AAV capsid, or (ii) be used to otherwise assess whether a clinical trial subject or a patient is a candidate for treatment with a Licensed Product. For clarity, any such assay may, but need not necessarily, include as a component thereof any Compound or any component of any Compound or Licensed Product.
1.2     “Companion Diagnostic Assay Improvement” means, as to a Companion Diagnostic Assay that qualitatively or quantitatively measures neutralizing antibodies to any AAV capsid contained in a Licensed Product or can be used to otherwise assess whether a clinical trial subject or a patient is a candidate for treatment with a Licensed Product, any modification made by Pfizer or its Affiliates, or on any of their behalf by a Third Party contractor, to (a) any materials provided by Spark to Pfizer (or to an Affiliate or Third Party contractor designated by Pfizer) under the License Agreement that are incorporated into or otherwise used as part of such Companion Diagnostic Assay, or (b) Spark’s proprietary methods disclosed to Pfizer (or to an Affiliate or Third Party contractor designated by Pfizer),

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which methods are incorporated into or otherwise used to perform such Companion Diagnostic Assay.
1.3    “Joint Companion Diagnostic Assay Know-How” means any Joint Know-How that is necessary or useful for the Development or use of any Companion Diagnostic Assay Developed for use in connection with the Development or Commercialization of any Licensed Product.
1.4    “Joint Companion Diagnostic Patent Rights” means any Joint Patent Right that claims or discloses any invention included in Joint Companion Diagnostic Assay Know-How.
1.5    “Joint Companion Diagnostic Technology” means the Joint Companion Diagnostic Assay Know-How and the Joint Companion Diagnostic Patent Rights.
1.6    “Manufacturing Technology Transfer Plan” shall have the meaning set forth in Section 4.5.3 of the License Agreement, as amended by the Second Amendment.
1.7     “Pfizer Companion Diagnostic Patent Rights” means any Patent Right, other than the Joint Companion Diagnostic Patent Rights, in any form and whether pending or issued, that both (a) is Controlled by Pfizer or any of its Affiliates as of the Second Amendment Effective Date or that comes into the Control of Pfizer or any of its Affiliates following the Second Amendment Effective Date and during the term of the Agreement (other than through the grant of a license by Spark) and (b) claims or discloses (i) any Companion Diagnostic Assay Improvement or (ii) any Companion Diagnostic Assay (including any component thereof) that comprises a Companion Diagnostic Assay Improvement.
1.8    “Second Amendment” is defined in the preamble above.
1.9    “Second Amendment Effective Date” is defined in the preamble above.
1.10    “Spark Companion Diagnostic Assay Know-How” means any Know-How, other than the Joint Companion Diagnostic Assay Know-How, that (a) is Controlled by Spark or, subject to Section 2.5.1, any of its Affiliates as of the Second Amendment Effective Date or that comes into the Control of Spark or any of its Affiliates following the Second Amendment Effective Date and during the Term (in each case, other than through the grant of a license by Pfizer) and (b) is necessary or useful for the Development or use of any Companion Diagnostic Assay that qualitatively or quantitatively measures neutralizing antibodies to any AAV capsid contained in a Licensed Product or can be used to otherwise assess whether a clinical trial subject or a patient is a candidate for treatment with a Licensed Product.
1.11    “Spark Companion Diagnostic Patent Rights” means any Patent Right, other than the Joint Companion Diagnostic Patent Rights, in any form and whether pending or issued, that both (a) is Controlled by Spark or, subject to Section 2.5.1, any of its Affiliates as of

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the Second Amendment Effective Date or comes into the Control of Spark or, subject to Section 2.5.1, any of its Affiliates following the Second Amendment Effective Date and during the Term (other than through the grant of a license by Pfizer) and (b) claims or discloses (i) any Spark Companion Diagnostic Assay Know-How, (ii) any Companion Diagnostic Assay (including any component thereof), or (iii) any method of making, using or otherwise exploiting any Companion Diagnostic Assay (including any component thereof). The Spark Companion Diagnostic Patent Rights as of the Second Amendment Effective Date are listed in Exhibit A attached to this Second Amendment.
1.12    “Spark Companion Diagnostic Technology” means the Spark Companion Diagnostic Assay Know-How and the Spark Companion Diagnostic Patent Rights.
2.    Effects of Second Amendment. This Second Amendment amends the License Agreement solely to the extent expressly provided below as of the Second Amendment Effective Date. As so amended, the License Agreement continues in full force and effect and is ratified in all respects. Any references in the License Agreement to the “Agreement” will be deemed to mean the License Agreement as amended by this Second Amendment.
3.    Amendments.
3.1    Collaboration Period.

3.1.1
The definition of “Collaboration Period” set forth in Section 1.1.30 of the License Agreement is hereby deleted and replaced with: “‘Collaboration Period’ means the date beginning on the Effective Date and ending, subject to the proviso below, [**] after the completion of [**] the Phase I/II Clinical Trial, provided, however, that in the event Pfizer determines and notifies Spark, in writing, that clinical comparability (as compared to patients dosed with Licensed Product containing Compound produced using the “Process 1” manufacturing process) is demonstrated [**] treated with Licensed Product containing Compound produced using the “Process 2” manufacturing process (based on the clinical comparability criteria set forth in Exhibit B attached to the Second Amendment of this License Agreement), the Collaboration Period will end upon the later of (i) such determination and notification if the [**], in which event the [**] or (ii) if the [**] prior to such determination and notification, the date that is [**]. For the avoidance of doubt, the Collaboration Period shall end automatically as set forth above in this Section 1.1.30 and, except as expressly provided above in this Section 1.1.30, shall not require Pfizer’s determination of clinical comparability.”

3.1.2
Both during and following the Collaboration Period, each Party shall conduct the activities assigned to it as and when provided under the Roles and Responsibilities Plan attached to this Second Amendment as Exhibit C (the “Roles and Responsibilities Plan”). Without limiting the generality of the foregoing, Spark shall use Commercially Reasonable Efforts (a) to conduct and complete [**] the Phase I/II Clinical Trial, [**], as soon as practicable

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after the Second Amendment Effective Date, with the goal of completing the same by [**], and (b) if Pfizer has not concluded that the [**] or if Pfizer otherwise requests Spark to [**] in the Phase I/II Clinical Trial, [**], as soon as practicable after the Second Amendment Effective Date, with the goal of completing the same by [**]. Notwithstanding any provision in the License Agreement or this Second Amendment to the contrary, (i) the INDs for the Spark Phase I/II Clinical Trials shall not be transferred to Pfizer until each of the items in the Roles and Responsibilities Plan that are identified as being required prior to the transfer to Pfizer of the INDs have been completed and (ii) Spark shall remain responsible for conducting all activities that are necessary as part of the continuing conduct of the Phase I/II Clinical Trial (as defined below) until the INDs for the Phase I/II Clinical Trial have been transferred to and accepted by Pfizer, in each case, notwithstanding that the Collaboration Period may have ended prior to the time that such INDs are so transferred and accepted.

3.1.3	Following the Collaboration Period and the completion of the transfer to Pfizer of the INDs for the Phase I/II Clinical Trial:

(a)
Pfizer shall assume responsibility for the conduct and completion of the Phase I/II Clinical Trial (including with respect to short-term and long-term following of patients after initial dosing by Spark), and Pfizer shall have final decision-making authority as to such activities;

(b)	Pfizer shall become the sponsor for the Phase I/II Clinical Trial;

(c)
Upon Pfizer’s request, Spark shall assign to Pfizer those applicable vendor agreements (as identified in such request) with respect to the Phase I/II Clinical Trial, including, without limitation, the [**];

(d)
notwithstanding Section 4.4.2 of the License Agreement, Pfizer, as sponsor for the Phase I/II Clinical Trial, shall assume (and Spark shall not have) responsibility for the completion of the Phase I/II Clinical Data Package;

(e)
Spark shall have no further obligation under Section 4.4.1 of the License Agreement, except to the extent that any such responsibilities are required of Spark to be conducted after the Collaboration Period as provided under the Roles and Responsibilities Plan; and

(f)
in the event that Pfizer, despite having used its Commercially Reasonable Efforts to do so, has not entered into an agreement with a Third Party contractor such that such Third Party contractor can conduct [**], as applicable, beginning on or before [**], then, if requested by Pfizer, Spark and Pfizer shall negotiate, in good faith, a services agreement, under which Spark would continue to perform

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[**] with respect to the Phase I/II Clinical Trial, as applicable, until such time as a Third Party selected by Pfizer is able to conduct [**] and Pfizer would reimburse Spark for the costs incurred by Spark in conducting [**].
3.2    Phase I/II Clinical Trial. The definition of “Phase I/II Clinical Trial” in Section 1.1.107 of the License Agreement is hereby replaced in its entirety with: “‛Phase I/II Clinical Trial’ means Spark’s first in human clinical trials involving Compounds, currently known as (i) SPK-9001-101 (which involves the dosing of patients with SPK-9001 and following such patients for a period of [**] after the enrollment and dosing of the last patient in the SPK-9001-101 study) and (ii) SPK-9001-LTFU-001 (which involves the continued following of patients dosed with SPK-9001 in the SPK-9001-101 study for a period of [**] after the enrollment of the last patient in the SPK-9001-LTFU-101 study).”
3.3    Non-Exclusive License Grants. Section 2.2 of the License Agreement is hereby amended by replacing Section 2.2 in its entirety with the following:
“2.2    Non-Exclusive License Grants.
2.2.1    Compounds and Licensed Products. Without limiting any other license granted under this Agreement, subject to the terms of this Agreement and, as applicable, the terms of the Existing Spark License Agreements and any Third Party Licenses entered into by Spark pursuant to Section 3.4.3(b) applicable to sublicensees thereunder, Spark hereby grants to Pfizer a non-exclusive license under all Patent Rights, Know-How and other Intellectual Property Rights Controlled (as of the Effective Date or at any time during the Term) by Spark or its Affiliates to use, have used, Develop, have Developed, Manufacture, have Manufactured, Commercialize, have Commercialized, and otherwise exploit Compounds and Licensed Products in the Field in the Territory during the Term.
2.2.2    Companion Diagnostic Assays. Without limiting any other license granted under this Agreement,
(a)    subject to the terms of this Agreement and, as applicable, the terms of the Existing Spark License Agreements and any Third Party Licenses entered into by Spark pursuant to Section 3.4.3(b) applicable to sublicensees thereunder and (subject to Section 2.2.2(c) below) the terms of any agreement between Spark and a Third Party under which Spark Controls rights to any of the Spark Companion Diagnostic Technology (each, a “Spark Third Party Companion Diagnostic Technology Agreement”), Spark hereby grants to Pfizer a fully paid, royalty-free (subject to Section 2.2.2(d) below), irrevocable, perpetual, worldwide, non-exclusive license, with, subject to Section 2.3, the right to grant sublicenses (through multiple tiers), under all Spark Companion Diagnostic Technology and

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Spark’s interest in the Joint Companion Diagnostic Technology to use, have used, Develop, have Developed, make, have made, sell, have sold, offer for sale, import, export, and otherwise exploit Companion Diagnostic Assays that are Developed for purposes of assessing whether a clinical trial subject or a patient is a candidate for treatment with a Licensed Product;
(b)    subject to the terms of this Agreement and, as applicable (but subject to Section 2.2.2(c) below), the terms of any agreement between Pfizer and a Third Party under which Pfizer Controls rights to any of the Pfizer Companion Diagnostic Patent Rights (each a “Pfizer Third Party Companion Diagnostic Technology Agreement”), Pfizer hereby grants to Spark a fully paid, royalty-free (subject to Section 2.2.2(d) below), irrevocable, perpetual, worldwide, non-exclusive license, with, subject to Section 2.3, the right to grant sublicenses (through multiple tiers), under all Pfizer Companion Diagnostic Patent Rights and Pfizer’s interest in the Joint Companion Diagnostic Technology to use, have used, Develop, have Developed, Manufacture, have Manufactured, Commercialize, have Commercialized, and otherwise exploit Companion Diagnostic Assays;
(c) in the event either Party enters into an agreement with a Third Party under which such Party seeks to gain a license to intellectual property that is necessary or useful for the development, manufacture, use, sale or other exploitation of Companion Diagnostic Assays or Companion Diagnostic Assay Improvements, as applicable, such Party shall use its Commercially Reasonable Efforts to seek to have the ability to grant to the other Party the licenses described in Sections 2.2.2(a) or 2.2.2(b) above, as applicable. In addition, the Parties acknowledge that while, under Spark Third Party Companion Diagnostic Technology Agreements, Spark may not always obtain such rights and, under Pfizer Third Party Companion Diagnostic Technology Agreements, Pfizer may not always obtain such rights, and, if such rights are not obtained by Spark or Pfizer, as applicable, each Party (the “Contracting Party”) hereby represents and warrants that it has not and covenants that it will not agree in any such agreement between it or its Affiliates and any such Third Party to include (i) restrictions or limitations, including payments by such Third Party to such Contracting Party based on the grant to the other Party of such license, that would restrict or limit the other Party’s ability to obtain directly from the applicable Third Party a nonexclusive patent license to Develop, Manufacture, use, offer for sale, sell and import the Companion Diagnostic Assays, each to the extent owned or controlled by such Third Party or (ii) without

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otherwise limiting such Third Party’s obligations with respect to the use of or maintaining the confidentiality of the Contracting Party’s confidential information, a prohibition against such Third Party using, in connection with the development of Companion Diagnostic Assays or Companion Diagnostic Assay Improvements by such Third Party on behalf of the other Party, residual knowledge (defined similarly to the definition of Residual Knowledge in Section 1.1.128 but as applicable to the confidentiality obligations undertaken in the agreement between such Third Party and the Contracting Party) that such Third Party may have as a result of its activities in developing a Companion Diagnostic Assay under the agreement between such Third Party and the Contracting Party; and
(d) the licenses granted in Sections 2.2.2(a) and 2.2.2(b) shall be subject to the grantee Party agreeing [**].
Notwithstanding any provision to the contrary in this Agreement, the licenses granted under this Section 2.2.2 shall survive expiration or any termination of this Agreement.”
3.4    Sublicenses. Section 2.3 of the License Agreement is hereby amended by replacing Section 2.3 in its entirety with the following:
“2.3    Sublicenses. Pfizer, subject to Section 4.11.1, and Spark each shall have the right to sublicense any of the rights granted to it pursuant to Section 2.1 and Section 2.2 in multiple tiers to Affiliates and Third Parties, provided that:
2.3.1    Pfizer shall include or otherwise substantively incorporate in each such sublicense granted by it all terms and conditions that sublicensees are required to be subject to under (i) this Agreement, (ii) the Existing Spark License Agreements, (iii) Third Party Licenses entered into by Spark pursuant to Section 3.4.3(b) after the Effective Date under which Pfizer has elected to receive a sublicense, and (iv) any Spark Third Party Companion Diagnostic Technology Agreement, each as applicable;
2.3.2    Spark shall include or otherwise substantively incorporate in each such sublicense granted by it all terms and conditions that sublicensees are required to be subject to under (i) this Agreement and (ii) any Pfizer Third Party Companion Diagnostic Technology Agreement, each as applicable;
2.3.3    Each of Pfizer and Spark shall remain responsible for its obligations hereunder and, to the extent necessary to satisfy such obligations, shall be responsible for its sublicensees’ performance under each sublicense agreement;
2.3.4    Should any sublicensee of Pfizer fail to comply with the terms and conditions that such sublicensee is required to be subject to under this

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Agreement, the Existing Spark License Agreements, other Third Party license(s) entered into by Spark after the Effective Date under which Pfizer has elected to receive a sublicense or any Spark Third Party Companion Diagnostic Technology Agreement, each as applicable, Pfizer shall either promptly cause such sublicensee to comply with such terms and conditions or terminate the applicable sublicense;
2.3.5    Should any sublicensee of Spark fail to comply with the terms and conditions that such sublicensee is required to be subject to under this Agreement or any Pfizer Third Party Companion Diagnostic Agreement, as applicable, Spark shall either promptly cause such sublicensee to comply with such terms and conditions or terminate the applicable sublicense; and
2.3.6     Pfizer shall deliver to Spark a true and complete copy of each sublicense agreement between Pfizer and any Third Party sublicensee and Spark shall deliver to Pfizer a true and complete copy of each sublicense agreement between Spark and any Third Party sublicensee, each within [**] days after Pfizer or Spark, as applicable, enters into any such sublicense and, upon request by Spark or Pfizer, as applicable, from time to time, Pfizer or Spark, as applicable, shall promptly identify all Affiliates to which Pfizer or Spark, as applicable, has granted sublicenses. Notwithstanding the foregoing, the Party providing a copy of a sublicense Agreement it has entered into may redact from such copy (i) any information and provisions not relating to the rights sublicensed pursuant to this Section 2.3, (ii) all financial provisions of such sublicense agreement, (iii) confidential information of the Third Party, and (iv) other information that is competitively sensitive. Each such sublicense agreement provided by a Party to the other Party pursuant to this Section 2.3.5, is hereby deemed to be included as part of the providing Party’s Confidential Information.
Pfizer and Spark shall be equally responsible for compliance with the provisions of this Section 2.3 as to sub-sublicenses granted by its sublicensees, as if such sub-sublicenses were granted directly by Pfizer or Spark, as applicable.”
3.5    Development Costs. Section 3.2.1 of the License Agreement is hereby amended by replacing Section 3.2.1 in its entirety with the following:

“3.2.1 Product Development Costs.

(a)    During the portion of the Collaboration Period prior to the later of (i) [**] or (ii) the completion of [**] (the later of (i) or (ii), the “Cost Responsibility Transition Date”), Pfizer shall reimburse Spark for [**] percent ([**]%) of the Development Costs and [**] percent ([**]%) of the Manufacturing Costs incurred under Product Development Plan, in accordance with the Budget. To the extent that the actual total Development Costs and Manufacturing Costs for expenses incurred under Product

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Development Plan expended prior to the end of the Collaboration Period exceed a cumulative aggregate of [**] U.S. dollars ($[**]) (the “Cap”), Pfizer will subject to Section 4.3.2(i) reimburse Spark for one hundred percent (100%) of the Development Costs and Manufacturing Costs in excess of the Cap; and thereafter if actual Development Costs and Manufacturing Costs exceed the Cap, Pfizer will, subject to the limitations set forth in Section 4.3.2(e), have final decision-making authority in the JSC with respect to any Disputed Matters. Following the Collaboration Period, Pfizer will pay all Development Costs and Manufacturing Costs.

(b)     Beginning on the Cost Responsibility Transition Date and for the remainder of the Collaboration Period, Pfizer shall reimburse Spark for all Development Costs incurred under the Product Development Plan, in accordance with the Budget. Beginning on the Cost Responsibility Transition Date, Pfizer will, subject to the limitations set forth in Section 4.3.2(e), have final decision-making authority in the JSC with respect to any Disputed Matters.

(c)    Following the Collaboration Period, Pfizer will be responsible for all Development Costs and Manufacturing Costs it incurs.”

3.6    Governance. Section 4.3.2(g) of the Agreement is hereby amended by replacing Section 4.3.2(g) in its entirety with the following:
“(g) Post-Collaboration Period Role. Following the Collaboration Period, the JSC shall cease to have the responsibilities set forth in Section 4.3.2(d) and the decision-making authority set forth in Section 4.3.2(e) and, thereafter will no longer function as a decision-making body, at which point in time such committee will be dissolved and reconstituted and renamed as the Information Sharing and Advisory Committee (“ISAC”) with the understanding that, as of the end of the Collaboration Period, all references in the License Agreement to “the JSC” in the License Agreement will be replaced by “the ISAC” to the extent such references are applicable to activities occurring after the end of the Collaboration Period. Beginning on the earliest of (i) the Cost Responsibility Transition Date, (ii) the date on which Pfizer, pursuant to Section 3.2.1(a) becomes responsible for one hundred percent (100%) of the Development and Manufacturing Costs or (iii) the end of the Collaboration Period, Pfizer shall have final decision-making authority for matters previously within the JSC’s authority, subject to Pfizer’s obligations and Spark’s rights, under this Agreement, including Section 4.9.”
3.7    End of Phase II Meetings; Regulatory Activities. The Parties agree that (a) the joint preparation requirements of Section 4.10.3 of the License Agreement shall apply only to the first EOP2 Meeting and (b) Spark shall have no further obligation under Section 4.10.3 of the License Agreement after the completion of the first EOP2 Meeting, provided, however, that thereafter Spark, at no cost to Pfizer, shall provide reasonable available additional

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information, in the form Spark has such information, relating to the Phase I/II Clinical Trial, other pre-clinical studies conducted by Spark, Spark’s manufacture of any Compound or Licensed Product, or Spark’s development, validation or conduct of assays or analytical methods relating thereto, each as reasonably requested by Pfizer, to assist Pfizer in its preparation for subsequent EOP2 Meetings, its preparation of any filings with a Regulatory Authority relating to the Compound or Licensed Product and its preparation for or of any other meeting or communication with any Regulatory Authority relating to the Compound or Licensed Product.
3.8    Regulatory Communications. Section 4.10.6 of the License Agreement is hereby amended by replacing Section 4.10.6 in its entirety with the following:
“4.10.6    Regulatory Communications. With respect to each of the Major Market Countries, Canada and Japan, on a country by country basis, following the Collaboration Period and prior to the [**] of the first Licensed Product Developed by Spark pursuant to this Agreement (the “Regulatory Participation Period”), upon Spark’s reasonable request, Pfizer will reasonably consider and endeavor to accommodate Spark’s requests to attend, either in person or via teleconference (at Spark’s discretion), material meetings (including using reasonable efforts to request permission from the applicable Regulatory Authority to allow a reasonable number of employees of Spark to attend the portion of any material meeting with such Regulatory Authorities pertaining to the applicable Licensed Product developed by Spark under this Agreement (each a “Spark Developed Licensed Product”)) between Pfizer employees and Regulatory Authorities in such country when such meeting relates substantially to such Spark Developed Licensed Product, with any such attendance being at Spark’s sole cost and expense. Without limiting the generality of the foregoing, during the Regulatory Participation Period, Pfizer, to the extent practicable, shall notify Spark reasonably in advance of any such upcoming material meeting or material discussion that relates substantially to such Spark Developed Licensed Product(s), whether in-person, by teleconference or by video-conference, that Pfizer has scheduled with Regulatory Authorities in any of the Major Market Countries, Canada or Japan. During the Regulatory Participation Period, if requested by Spark with respect to any particular material meeting or material discussion attended in person or via teleconference by one or more Spark employees, Pfizer will provide Spark with copies of (i) the minutes (in a form where information not substantially related to the Spark Developed Licensed Product or Compound may be redacted by Pfizer) of any such material meeting or material discussion with a Regulatory Authority. During the Regulatory Participation Period Pfizer will provide to the ISAC at its regularly scheduled meetings an update regarding Pfizer’s regulatory plans, material communications with Regulatory Authorities and outcomes of such material regulatory interactions, each to the extent substantially related to such Spark Developed Licensed Product. Additionally, if requested by Spark to aid its understanding of the updates Pfizer provides to the ISAC during the Regulatory Participation Period, Pfizer shall reasonably consider Spark’s requests for access to copies of relevant portions of material filings, material notices and

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material correspondence with, to or from a Regulatory Authority in any of the Major Market Countries, Canada or Japan which are in Pfizer’s possession and substantially relate to the Licensed Product) specified by Spark, provided that Pfizer may redact any information that is not substantially related to a Spark Developed Licensed Product, that relates to any product other than the Spark Developed Licensed Product or that is otherwise proprietary to Pfizer. Any copies of documents provided by Pfizer to Spark under this Section 4.10.6 may be provided by Pfizer by posting copies of such documents to a secure electronic repository to which Spark employees having a need to know such information are provided access. All materials and information made available to Spark, whether directly or indirectly, by Pfizer, or through Spark’s attendance at any meeting or discussion with any Regulatory Authority as provided herein, shall be deemed to be Pfizer’s Confidential Information and shall be treated by Spark as such pursuant to Article 6 of this License Agreement.”

3.9    Commercial Participation and Information Sharing. Section 4.11 of the License Agreement is hereby amended by adding the following to the end thereof as new Sections 4.11.3 and 4.11.4:
“4.11.3    Advisory Boards. Following the Second Amendment Effective Date and prior to the earlier of (x) the [**] of a Spark Developed Licensed [**] or (y) the [**], Pfizer shall notify Spark reasonably in advance of any upcoming physician or patient advisory boards (all such advisory boards, “Ad Boards”) scheduled by Pfizer [**], which Ad Boards relate substantially to the Spark Developed Licensed Product. Upon Spark’s written request, Pfizer will invite Spark to have a reasonable number of employees of Spark to attend such Ad Boards, which attendance will be at Spark’s sole cost and expense. Pfizer shall have no obligation to invite any Spark employee and Spark shall have no right to have any of its employees attend [**], and it shall be Spark’s responsibility to ensure that its employees attending any such Ad Board are aware of such restrictions and take appropriate action to immediately discontinue their attendance at and participation in [**]. Pfizer may require each such Spark employee to sign a confidential disclosure agreement prior to permitting such Spark employee’s attendance at such Ad Board which confidential disclosure agreement may restrict such employee from using in any manner or disclosing to Spark or to any third party any information that [**] is obtained by such Spark employee in connection with his or her attendance at or participation in such Ad Board. All information made available, directly or indirectly, to Spark including, any discussions at any Ad Boards, under this Section 4.11.3 shall be deemed to be Pfizer’s Confidential Information and shall be treated by Spark as such pursuant to Article 6 of this License Agreement, provided, however, that the term of Spark’s obligations, as provided under Section 6.2 of the License Agreement, with respect thereto, shall expire [**] years after the expiration or earlier termination of the License Agreement. Notwithstanding the foregoing, in the event that a Spark employee receives any information [**] in connection with his or her attendance at

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any Ad Board, Spark agrees that such information (i) also shall be deemed to be Pfizer’s Confidential Information, (ii) shall be treated as such by Spark pursuant to Article 6 of this License Agreement, provided, however, that the term of Spark’s obligations, as provided under Section 6.2 of the License Agreement, with respect to such Confidential Information, shall expire [**] years after the expiration or earlier termination of the License Agreement, and (iii) shall not be used by Spark for any purpose.”
“4.11.4         Information Sharing. Following the Second Amendment Effective Date, Pfizer shall provide Spark with copies of clinical Development plans prepared by or on behalf of Pfizer that relate to the Licensed Product in any Major Market Country, Canada or Japan, provided, however, that Pfizer shall have the right to redact portions of any such clinical Development plans that, in whole or in part, relates to or includes information regarding any gene therapy product (other than the Licensed Product) owned or controlled by Pfizer or its Affiliates or that Pfizer or its Affiliates is developing or plans to Commercialize. All information provided to Spark under this Section 4.11.4 shall be deemed to be Pfizer’s Confidential Information and shall be treated by Spark as such pursuant to Article 6 of this License Agreement.”
3.10    Certain Spark Obligations; Transfer of Technology and Materials.

3.10.1
The Parties hereby agree that as of the Second Amendment Effective Date, any obligation of Spark remaining to be performed under (a) the Manufacturing Technology Transfer Plan (as it existed prior to the Second Amendment Effective Date), (b) the Technology Transfer Plan (as it existed prior to the Second Amendment Effective Date) and (c) Sections 4.5.1, 4.8.1, 4.8.4, 4.8.5 and 4.15 of the License Agreement each shall be and hereby is deleted from the License Agreement and superseded in its entirety and such obligations collectively shall be replaced by the obligations set forth in Sections 3.1.2, 3.6, and 3.9.4 of this Second Amendment and the obligations set forth in Section 4.5.3 of the License Agreement, as amended below. The Parties further agree that the Amended and Restated Technology Transfer Plan (as defined below) attached to this Second Amendment as Exhibit D, supersedes and replaces the Technology Transfer Plan and the Manufacturing Technology Transfer Plan (as each such plan existed prior to the Second Amendment Effective Date). From and after the Second Amendment Effective Date, any references in the License Agreement to the Manufacturing Technology Transfer Plan shall be deemed to be references to the Amended and Restated Technology Transfer Plan.

3.10.2
The Parties hereby agree that following the Collaboration Period, any obligation of Spark remaining to be performed under the final sentence of Section 4.10.2 of the License Agreement shall be and hereby is superseded in its entirety and such obligation shall be replaced by the obligations set

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forth in Section 4.5.3 of the License Agreement, as amended below, and the obligations set forth in Section 3.2, 3.6 and 3.9.4 of this Second Amendment.

3.10.3	Section 4.5.3 of the License Agreement is hereby deleted and replaced in its entirety with:
“4.5.3 Technology Transfer Plans. The Parties shall each use Commercially Reasonable Efforts to discharge in a timely manner the responsibilities set forth in the technology transfer plan set forth in Exhibit D to the Second Amendment (the “Amended and Restated Technology Transfer Plan”). In connection therewith, and, without limiting Spark’s obligations set forth in Section 4.5.2, Spark shall transfer or cause to be transferred to Pfizer, in a reasonably timely manner, the Manufacturing Process Technology and Spark Technology, as set forth in the Amended and Restated Technology Transfer Plan in order to enable (i) Pfizer and Spark to perform its respective activities set forth in the Roles and Responsibilities Plan and Amended and Restated Technology Transfer Plan and (ii) enable Pfizer to manufacture or have manufactured Compound and Licensed Products pursuant to Section 5.8 of the License Agreement and prepare the necessary Regulatory Approvals for the manufacture of Compounds and Licensed Products pursuant to Section 4.10 of the License Agreement. Each Party shall bear its own expenses in carrying out its responsibilities under the Amended and Restated Technology Transfer Plan. In addition, Spark agrees to perform such further acts and execute and deliver such further documents and materials as may be reasonably requested by Pfizer in order to more fully effect the transfer to Pfizer of Manufacturing Process Technology and Spark Technology, provided that Pfizer shall reimburse Spark for the reasonable out of pocket costs incurred by Spark in fulfilling such additional requests.”

3.10.4	Biological Samples.

(a)
“Biological Samples” means biological materials (such as blood, urine, tissue, cells, cell cultures or saliva) collected from study subjects during the conduct of the Phase I/II Clinical Trial during such times as Spark was the sponsor of the IND(s) for the Phase I/II Clinical Trial.

(b)
“Surplus Samples” means any Biological Samples that remain after completion of all protocol-required testing conducted as part of the Phase I/II Clinical Trial by or on behalf of Spark prior to the time that Spark transfers to Pfizer and Pfizer becomes the sponsor of the IND(s) for the Phase I/II Clinical Trial.

(c)
“Applicable Requirements” means: (i) the terms of the Agreement, including, but not limited to, standard operating procedures (“SOPs”) and other documents referred to in the Agreement or otherwise used by Spark in the conduct of the Phase I/II Clinical Trial; (ii) the

CONFIDENTIAL	EXECUTION VERSION November 6, 2017

protocol(s) for the Phase I/II Clinical Trial (the “Protocols”); (iii) the Investigator Brochure(s) for the Phase I/II Clinical Trial; (iv) the terms of the IRB/IEC approval(s) for the Phase I/II Clinical Trial; (v) all Applicable Laws; and (vi) all applicable GxP.

(d)
To the extent (x) permissible or not prohibited under the Applicable Requirements and (y) permissible under informed consent documents signed by the applicable Study Subject, Spark, at or before the end of the Collaboration Period (or such later date as Pfizer may specify) shall transfer all Surplus Samples to Pfizer or to Pfizer’s designee. If Spark is unable to transfer any of the Surplus Samples to Pfizer, Spark shall cooperate with Pfizer and shall take such actions as may be necessary to allow for the continued use and testing of the Surplus Samples by or under the direction of Pfizer in connection with the development of any Licensed Product, including:

(i)	using reasonable efforts to amend the informed consent document signed by the applicable Study Subject to allow for the transfer to and use by Pfizer or Pfizer’s designee of such Surplus Samples;

(ii)	using reasonable efforts to obtain waivers or authorizations from the applicable IRB/IEC to allow for the transfer to and use by Pfizer or Pfizer’s designee of such Surplus Samples;

(iii)
using reasonable efforts to enter into an agreement (which agreement shall be subject to prior written approval of Pfizer) and/or facilitating Pfizer’s entry into an agreement with a Third Party to hold such Surplus Samples and make use thereof under the direction of Pfizer or Pfizer’s designee; and/or

(iv)	other actions as the Parties may mutually agree will achieve the goal of allowing Pfizer or Pfizer’s designee to hold and use such Surplus Samples.
Pfizer and, as applicable, Pfizer’s designee, shall comply with all Applicable Requirements regarding its handling and use of the Surplus Samples once received from Spark. Costs incurred by Spark in taking any of the foregoing actions shall be borne solely by Spark, provided, however, that to the extent any Surplus Samples are to be held by a Third Party after the end of the Collaboration Period in order to allow the continued use thereof the amounts payable to such Third Party for performing its obligations with respect to the Surplus Samples under such Agreement shall be borne by Pfizer.

CONFIDENTIAL	EXECUTION VERSION November 6, 2017

3.11    Materials Transfer. The Parties agree that Spark’s transfer of any materials to Pfizer or its Affiliates or, if requested by Pfizer, directly to a Third Party designee, in each case, for use in the Development (whether directly by Pfizer or through one or more Affiliates or Third Party contractors) of the Companion Diagnostic Assay or any other assay to be used to assess the efficacy, potency or safety of any Licensed Product (such development, the “Assay Development” and such materials, excluding any materials addressed in Section 3.10.4, collectively, the “Spark Materials”) shall be subject to this Section 3.11. The Spark Materials constitute Confidential Information of Spark, and shall be used by Pfizer, its Affiliates or Third Party designees (i) only as set forth in Exhibit E hereto and (ii) solely for Assay Development. Any transfer by Spark directly to a Third Party designated by Pfizer shall be pursuant to an agreement between Pfizer (or one of its Affiliates) and such Third Party that contains terms governing the use and treatment of such Spark Materials which terms are no less restrictive than the material transfer terms set forth in Exhibit E hereto. Spark acknowledges that Pfizer will and has the right to transfer certain of the Spark Materials to [**] and/or one or more affiliates of [**] (collectively, “[**]”) in order for [**] to perform its Companion Diagnostic Assay Development obligations under a Companion Diagnostic Assay Development Initiation Agreement and potentially one or more related agreements to be entered into by and between Pfizer and [**] or one or more Affiliates of [**] (as such agreement(s) may be amended, supplemented or restated by such parties, the “[**] Agreement”). Pfizer agrees that it shall not transfer any Spark Materials to any other Third Party for Assay Development without a written agreement between Pfizer and such transferee containing material transfer terms consistent with this Section 3.11 and Exhibit E hereto (any such agreement, including the [**] Agreement, a “Transfer Agreement” and any such transferee of Spark Materials, a “Transferee”). For clarity, this Section 3.11 and the material transfer terms set forth in Exhibit E shall have no effect on Pfizer’s right to use materials provided by Spark or to transfer to a Third Party materials provided by Spark, in each case for the manufacture of Licensed Products.
3.12    Payments. In consideration for Spark performing its obligations under this Second Amendment, including, without limitation, the timely performance of Spark’s obligations under each of the Roles and Responsibilities Plan and the Amended and Restated Technology Transfer Plan, Pfizer hereby agrees to make the following payments to Spark:

3.12.1	a one-time payment to Spark in the amount of ten million dollars ($10,000,000), which payment shall be made within [**] days after the Second Amendment Effective Date;

3.12.2	[**] dollars ($[**]) due as follows:

(a)
a one-time payment to Spark in the amount of [**] dollars ($[**]) due upon the [**]. Such payment shall be made within [**] days after Spark submits an invoice therefor to Pfizer, provided that such invoice shall not be submitted to Pfizer prior to the end of the [**]; and

CONFIDENTIAL	EXECUTION VERSION November 6, 2017

(b)
a one-time payment to Spark in the amount of [**] dollars ($[**]) upon completion, [**], a “Milestone 2 Activity” and, [**]. Such payment shall be made within [**] days after Spark submits an invoice therefor to Pfizer, provided that such invoice shall not be submitted to Pfizer prior to the end of the [**]. In the event that Pfizer, in good faith, disputes that Spark has, prior to the end of the [**], completed, in all material respects, one or more Milestone 2 Activities, Pfizer shall so notify Spark and the Parties shall use reasonable efforts to resolve such dispute, provided however, that (a) notwithstanding the existence of such dispute, Pfizer shall timely pay the portion of such invoice corresponding to any Milestone 2 Activity that Pfizer is not disputing has been completed in all material respects prior to the end of the [**], calculated at a rate of [**] dollars ($[**]) per Milestone 2 Activity and (b) the period for making payment with respect to any Milestone 2 Activity that is the subject of a good faith dispute by Pfizer shall be tolled pending the resolution of such dispute. Either Party may, at any point after Spark’s delivery of an invoice hereunder, escalate and submit a dispute under this Section 3.12.2(b) for resolution in accordance with Section 10.9 of the License Agreement, in which case the only consideration shall be whether Spark completed the disputed Milestone 2 Activity(s) in all material respects prior to the end of the [**]. If the resolution of such dispute is that Spark has completed one or more disputed Milestone 2 Activity(s) in all material respects prior to the end of the [**], then Pfizer shall pay the previously unpaid portion(s) of the invoiced amounts corresponding to the applicable disputed Milestone 2 Activity(s) on or before the later of (i) [**] days after Pfizer’s receipt of the applicable invoice submitted as described above in this Section 3.12.2(b) or (ii) [**] Business Days of such resolution (calculated as set forth above). If the resolution of such dispute is that Spark did not complete the disputed Milestone 2 Activity(s) in all material respects prior to the end of the [**], or if Spark concedes that it failed to complete a Milestone 2 Activity in all material respects prior to the end of the [**], then Spark shall forfeit the previously unpaid portion(s) of the invoiced amounts corresponding to such Milestone 2 Activity(s) (calculated as set forth above).

3.12.3
a one-time payment to Spark in the amount of [**] dollars ($[**]) due upon [**] as provided in the Roles and Responsibilities Plan, provided that such payment shall be made within [**] days after Spark submits an invoice therefor to Pfizer, which invoice shall not be submitted to Pfizer until [**]; and

3.12.4	a one-time payment to Spark in the amount of [**] dollars ($[**]) due upon [**], a “Milestone 4 Activity”, and, [**] on or before [**] (each, a “Target

CONFIDENTIAL	EXECUTION VERSION November 6, 2017

Date”). Such payment shall be made within [**] days after Spark submits an invoice therefor to Pfizer, provided that such invoice shall not be submitted to Pfizer until Spark believes, in good faith, that it has completed the Milestone 4 Activities in all material respects and delivered to Pfizer each of the deliverables required to be delivered to Pfizer as part of the completion of each such activity. In the event that Pfizer, in good faith, disputes that Spark on or before the applicable Target Date(s), has completed, in all material respects, one or more Milestone 4 Activities, Pfizer shall so notify Spark and the Parties shall use reasonable efforts to resolve such dispute, provided however, that (a) notwithstanding the existence of such dispute, Pfizer shall timely pay the portion of such invoice corresponding to any Milestone 4 Activity that Pfizer is not disputing that Spark has performed such Milestone 4 Activity in all material respects by the applicable Target Date, calculated at a rate of $[**] and (b) the period for making payment with respect to any Milestone 4 Activity that is subject to a good faith dispute by Pfizer shall be tolled pending the resolution of such dispute. Either Party may, at any point after Spark’s delivery of an invoice hereunder, escalate and submit a dispute under this Section 3.12.4 for resolution in accordance with Section 10.9 of the License Agreement, in which case the only consideration shall be whether Spark completed the disputed Milestone 4 Activity(s), in all material respects, prior to the applicable Target Date(s). If the resolution of such dispute is that Spark completed the disputed Milestone 4 Activity(s), in all material respects, prior to the applicable Target Date(s), then Pfizer shall pay the previously unpaid portion(s) of the invoiced amounts corresponding to such disputed Milestone 4 Activity(s) on or before the later of (i) [**] days after Pfizer’s receipt of the applicable invoice submitted as described above in this Section 3.12.4 or (ii) [**] Business Days after such resolution (calculated as set forth above). If the resolution of such dispute is that Spark did not complete the disputed Milestone 4 Activity(s), in all material respects, prior to the applicable Target Date(s), or if Spark concedes that it failed to complete a Milestone 4 Activity, in all material respects, prior to the applicable Target Date, then Spark shall forfeit the previously unpaid portion(s) of the invoiced amounts corresponding to such Milestone 4 Activity(s) (calculated as set forth above).
In the event Spark fails to complete, in all material respects, any activity required of it under either the Roles and Responsibilities Plan or the Amended and Restated Technology Transfer Plan, as applicable, on or before the target completion date specified in the Roles and Responsibilities Plan or the Amended and Restated Technology Transfer Plan, as applicable, with respect to such activity, Spark shall remain obligated to complete such activity, in all material respects, regardless of whether any particular payment described above in this Section 3.12 becomes due and payable.
[Signature page follows]

CONFIDENTIAL	EXECUTION VERSION November 6, 2017

IN WITNESS WHEREOF, authorized representatives of the Parties have duly executed this Second Amendment as of the Second Amendment Effective Date.

PFIZER INC. By:/s/ Robert J. Smith Name: Robert J. Smith Title: Senior Vice President	SPARK THERAPEUTICS, INC. By:/s/ Jeffrey D. Marrazzo Name: Jeffrey D. Marrazzo Title: Chief Executive Officer

Second Amendment – Signature Page

CONFIDENTIAL	EXECUTION VERSION November 6, 2017

EXHIBIT A
SPARK COMPANION DIAGNOSTIC PATENT RIGHTS

Title	Country	Status	Application Number	Filing Date
[**]	[**]	[**]	[**]	[**]

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of 4 pages were omitted. [**]

Exhibit A – Page 1

CONFIDENTIAL	EXECUTION VERSION November 6, 2017

EXHIBIT B
CLINICAL COMPARABILITY CRITERIA

[**]

Exhibit B – Page 1

CONFIDENTIAL	EXECUTION VERSION November 6, 2017

EXHIBIT C
ROLES AND RESPONSIBILITIES PLAN

Capitalized terms used and not otherwise defined in this Roles and Responsibilities Plan shall have the meaning assigned to such terms the License Agreement, as amended.
Clinical

Key Activity	Pfizer’s Role	Spark’s Role	Timing of Spark Involvement	Milestone 2 Activity	Completion Required Prior to IND Transfer
Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of 6 pages were omitted. [**]

Medical

Key Activity	Pfizer’s Role	Spark’s Role	Timing of Spark Involvement	Milestone #2 Activity	Completion Required Prior to IND Transfer
[**]	[**]	[**]	[**]	[**]	[**]

Exhibit C – Page 1

CONFIDENTIAL	EXECUTION VERSION November 6, 2017

Regulatory

Key Activity	Pfizer’s Role	Spark’s Role	Timing of Spark Involvement	Milestone #2 Activity	Completion Required Prior to IND Transfer
Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of 2 pages were omitted. [**]

Assays

Key Activity	Pfizer’s Role	Spark’s Role	Timing of Spark Involvement	Milestone #2 Activity	Completion Required Prior to IND Transfer
Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of 7 pages were omitted. [**]

Exhibit C – Page 2

CONFIDENTIAL	EXECUTION VERSION November 6, 2017

EXHIBIT D
AMENDED AND RESTATED TECHNOLOGY TRANSFER PLAN

Information Transfer

Category	Detail	Timing	Priority
[**]	[**]	[**]	[**]
	[**]	[**]	[**]
	[**]	[**]	[**]
	[**]	[**]	[**]
	[**]	[**]	[**]
	[**]	[**]	[**]
	[**]	[**]	[**]

Exhibit D – Page 1

CONFIDENTIAL	EXECUTION VERSION November 6, 2017

Category	Detail	Timing	Priority
[**]	[**]	[**]	[**]
	[**]	[**]	[**]
[**]	[**]	[**]	[**]
	[**]	[**]	[**]
	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]

Materials Transfer

Category	Detail	Timing	Priority
[**]	[**]	[**]	[**]
	[**]	[**]	[**]
[**]	[**]	[**]	[**]
	[**]	[**]	[**]
	[**]	[**]	[**]

Exhibit D – Page 2

CONFIDENTIAL	EXECUTION VERSION November 6, 2017

Testing/Consulting

Category	Detail	Timing
[**]	[**]	[**]
	[**]	[**]
	[**]	[**]
[**]	[**]	[**]
	[**]	[**]
	[**]	[**]

Exhibit D – Page 3

CONFIDENTIAL	EXECUTION VERSION November 6, 2017

Attachment 1 to Amended and Restated Technology Transfer Plan:
DS & DP Methods for ICH Batches

[**]
[**]

Exhibit D – Page 4

CONFIDENTIAL	EXECUTION VERSION November 6, 2017

Attachment 1 to Amended and Restated Technology Transfer Plan:
DS & DP Methods for ICH & PV/Commercial Batches

[**]

Exhibit D – Page 5

CONFIDENTIAL	EXECUTION VERSION November 6, 2017

EXHIBIT E
MATERIAL TRANSFER TERMS

•
Transferee shall use the Spark Material and any related information solely to conduct the Assay Development work, other testing, or product manufacturing activities, each as applicable and as described in the Transfer Agreement.

•	Transferee shall maintain in confidence the Spark Material and any related information provided in connection with the Transfer Agreement.

•
Transferee shall limit use and disclosure of the Spark Material and any related information to its representatives who are bound by the terms of the Transfer Agreement and any confidentiality agreement between Pfizer, and Transferee and who have an actual need to know. Transferee shall be liable for any breach of these terms by its representatives.

•	Transferee shall take reasonable precautions to prevent loss or theft of the Spark Material.

•
Transferee shall, upon completion of the work described in the Transfer Agreement, return any remaining used and/or unused Spark Material to Pfizer, and/or shall destroy any such remaining Spark Material at Pfizer's request.

•
Except as required by applicable laws or regulations or as may be ordered by a governmental authority of competent jurisdiction, Transferee shall not disclose information related to the Spark Material or any related information to any third party.

•	Transferee shall represent and warrant that any person or parties providing services in connection with the Spark Materials shall be bound by these provisions.

•	Transferees shall neither analyze nor attempt to determine or reverse engineer the Spark Material, nor furnish the Spark Material to a third party for such analysis.

•	Transferee shall not use the Spark Material in humans.

•
Transferee shall hold Spark harmless for any claims for injury resulting from such party’s use of the Spark Material, and for any claims for injury resulting from use of the Spark Material by any third party who received the Spark Material from such party.

•
No express or implied warranties with respect to the Spark Material are made by Spark, including, but not limited, to any express or implied warranties of merchantability or fitness for a particular purpose.

Exhibit E – Page 1